UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 15, 2011, eDiets.com, Inc. (the “Company”) received notification from The NASDAQ Stock Market LLC (“NASDAQ”) that NASDAQ had determined to continue the listing of the Company’s securities on The NASDAQ Capital Market based upon the Company’s compliance with the terms of the NASDAQ Listing Qualifications Panel decision dated March 9, 2011, by evidencing full compliance with the minimum bid price requirement of $1.00 per share. Accordingly, the matter is now closed.

The Company remains subject to a 180-day compliance period within which to demonstrate compliance with the minimum $35 million market value of listed securities requirement for continued listing on The NASDAQ Capital Market, as set forth in Listing Rule 5550(b), which expires on August 1, 2011. As previously disclosed, if the Company does not demonstrate compliance with the market capitalization requirement or the alternative requirement of $2.5 million in stockholders’ equity by August 1, 2011, NASDAQ will notify the Company that its securities are subject to delisting, at which time the Company may appeal the delisting determination to a NASDAQ Listing Qualifications Panel, and the Company would remain listed on NASDAQ pending the outcome of that appeal.

A copy of the press release announcing NASDAQ’s determination is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated June 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

Date: June 16, 2011	By:	/s/ Kevin N. McGrath
Kevin N. McGrath President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 16, 2011.